List of Subsidiaries	Exhibit 21

Name	State

Corporations:
Golf Properties, Inc.	North Carolina
Jackson Place Manager, Inc.	Delaware
Parkway 233 North Michigan Manager, Inc.	Delaware
Parkway One Capital Manager, Inc.	Delaware
Parkway Orlando Manager, Inc.	Delaware
Parkway Properties General Partners, Inc.	Delaware
Parkway Properties One Park Ten General Partner, Inc.	Delaware

Partnerships:
111 Capitol Building Limited Partnership	Mississippi
111 East Wacker LLC	Delaware
Chicago OfficeInvest LLC	Delaware
Jackson Place LLC	Delaware
Jackson Place Parking LLC	Delaware
Jackson Place Residences LLC	Delaware
Moore Building Associates LP	Delaware
Moore Garage LLC	Delaware
OJP Owner LLC	Delaware
Parkway 2100 Ross LLC	Delaware
Parkway 233 North Michigan LLC	Delaware
Parkway Capitol Center LLC	Delaware
Parkway Chicago LLC	Delaware
Parkway Jackson LLC	Mississippi
Parkway JHLIC LP	Delaware
Parkway Lamar LLC	Mississippi
Parkway Mississippi LLC	Mississippi
Parkway Moore LLC	Delaware
Parkway One Capital City Plaza LLC	Delaware
Parkway Orlando LLC	Delaware
Parkway Properties LP	Delaware
Parkway Properties Office Fund LP	Delaware
Parkway Properties Office Fund II LP	Delaware
Parkway Properties One Park Ten LP	Delaware
Parkway Realty Services LLC	Delaware
Parkway Realty Services of Illinois LLC	Delaware
Pinnacle Place LLC	Delaware
PKY Fund LLC	Delaware
PKY Fund I LLC	Delaware
PKY Fund II LLC	Delaware
PKY Fund Atlanta I LLC	Delaware
PKY Fund Atlanta II LLC	Delaware
PKY Fund Chicago I LLC	Delaware
PKY Fund Chicago II LLC	Delaware
PKY Fund Memphis I LLC	Delaware
PKY Fund Houston I LLC	Delaware
PKY Fund Orlando I LLC	Delaware
PKY Fund Phoenix I LLC	Delaware
PPOF II LLC	Delaware
Parkway Hancock Texas Manager, LLC	Delaware
Parkway Hancock Texas, LLC	Delaware
Parkway Fund II Austin I, LLC	Delaware
Parkway Atlanta Charlotte Office, LLC	Delaware
PKY Fund II Atlanta I, LLC	Delaware
PKY Fund II Charlotte I, LLC	Delaware
PKY Fund II Smyrna I, LLC	Delaware
PKY Fund II Buckhead, LLC	Delaware